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Exhibit 10.54(a)

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

        This Amendment No. 1 to Registration Rights Agreement ("Amendment No. 1") amends that certain Registration Rights Agreement (the "Agreement") dated February 22, 2000 by and among Nextel Partners, Inc. (the "Company") and the shareholders listed on the signature pages of the Agreement. Terms that are not defined in context are defined in the Agreement or in that certain Amended and Restated Shareholders' Agreement dated as of February 18, 2000, as amended, by and among Nextel Partners, Inc. and the various shareholders listed in such agreement.

        1.    The parties hereto agree that the existing Section 3 of the Agreement shall be replaced in its entirety by the following new Section 3:

        3.    Holdback Agreements. With respect to each and every Underwritten Public Offering:

          (a)  Each Shareholder Party agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, or any successor provision, under the Securities Act, of any Registrable Securities (in each case, other than as part of such Underwritten Public Offering) during the 10 business days preceding the date scheduled for the beginning of the "road show" to be conducted by the Company executives in connection with such offering (as determined by the managing underwriter in good faith) or, if a shorter time period, upon the date of receipt of notice of the date scheduled for such Underwritten Public Offering, and ending not later than the earlier to occur of (i) 90 days following the effective date of the registration statement filed in connection with the Underwritten Public Offering, (ii) the date that the Company and the managing underwriter determine not to complete the Underwritten Public Offering within 10 days following the completion of the road show, or (iii) 60 days after the start of the holdback period if the offering has not commenced by that date; provided, however, that the holdback period for such Underwritten Public Offering shall not exceed 120 days in aggregate. A holdback period for a subsequent Underwritten Public Offering shall not begin sooner than 120 days after the end of a prior holdback period; provided that this 120-day interval period shall not apply where the Company and the managing underwriter have determined not to proceed with the Underwritten Public Offering following the road show; provided further, if the Company provides notice of a new holdback period within the 120-day period following termination of the prior holdback period (as a result of a determination not to proceed with the Underwritten Public Offering), then in such case the maximum number of days for which the new holdback period may apply shall be 120 days less the number of days during which the prior holdback period was effective.

          (b)  Each Shareholder Party agrees that, so long as a Demanding Shareholder has the right to request one or more Demand Registrations, each Shareholder Party will not effect any public sale or distribution, including any sale pursuant to Rule 144, or any successor provision, under the Securities Act, of any Registrable Securities, during the 10 business days preceding the date scheduled for the beginning of the "road show" to be conducted by the Company executives in connection with such offering (as determined by the managing underwriter in good faith) or, if a shorter time period, upon the date of receipt of notice of the date scheduled for such Underwritten Public Offering, and ending not later than the earlier to occur of (i) 90 days following the effective date of the registration statement filed in connection with the Underwritten Public Offering, (ii) the date that the Company and the managing underwriter determine not to complete the Underwritten Public Offering within 10 days following the completion of the road show, or (iii) 60 days after the start of the holdback period if the offering has not commenced by that date; provided, however, that the holdback period for such Underwritten Public Offering shall not exceed 120 days in aggregate. A holdback period for a subsequent Underwritten Public Offering shall not begin sooner than 120 days after the end of a prior holdback period; provided that this 120-day interval period shall not apply where the Company and the managing underwriter have determined not to proceed with the Underwritten Public Offering following the road show; provided further, if the Company provides notice of a new holdback period within the 120-day period following termination of the prior holdback period (as a result of a determination not to proceed with the Underwritten Public Offering), then in such case the maximum number of days for which the new holdback period may apply shall be 120 days less the number of days during which the prior holdback period was effective.

          (c)  On or before the date of execution of this Amendment No. 1, the holdback period that became effective on July 25, 2001, shall have been terminated and be of no further force or effect.

        2.    Removal of Certain Parties.    The parties hereby agree that from and after the date of this Amendment No. 1, (i) the parties listed on Annex A attached hereto and made a part hereof shall no longer be parties to the Agreement and shall not be subject to any of the obligations or accorded any of the rights and benefits thereunder, and (ii) all Shares held by such parties shall no longer be subject to the provisions of the Agreement.

        3.    Private Transactions with an Affiliate.    The parties agree that if any party to the Agreement transfers any Shares subject to the Agreement in a private transaction to an Affiliate, the Shares so transferred shall remain subject to the provisions of the Agreement including, without limitation, the holdback provisions contained in Section 3 of the Agreement. Shares transferred to a non-Affiliate and Shares transferred pursuant to a registered offering or in accordance with Rule 144 of the Securities Act shall, immediately after such transfers, no longer be subject to the provisions of the Agreement or accorded any rights hereunder. The parties hereby agree that Section 14 of the Agreement is hereby amended to the extent necessary to effect the foregoing.

[SIGNATURE PAGES FOLLOW]

ANNEX A
TO
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

PARTIES REMOVED FROM REGISTRATION RIGHTS AGREEMENT

Raven Trust

Paul Goodrich

Gerald Grinstein

Tom Alberg

Steven W. Hooper, Sr.

Avenir LLC

Arthur Harrigan

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  Exhibit 10.54(a)
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT
ANNEX A TO AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT PARTIES REMOVED FROM REGISTRATION RIGHTS AGREEMENT